UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2007 (April 24, 2007)

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit D, Block 2, Tian An Cyber Park
Chegongmiao, Shenzhen, Guangdong, 518040

People’s Republic of China
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (+86) 755 -8835-2899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Formation of Hong Kong Subsidiary

On April 24, 2007, China Public Security Technology, Inc., or CPST, formed a wholly owned subsidiary in the Hong Kong Special Administrative Region of China.  Public Security Technology (China) Company Limited, or PST Hong Kong, will monitor CPST’s business operations in China and will establish CPST’s representative office there. PST Hong Kong will also conduct market research and provide market data to management for critical decision making. In addition, PST Hong Kong will conduct customer satisfaction research and surveys to assist management in improving the Company’s products and services and with formulating overall management policies.

The executive offices of PST Hong Kong will be located at Workshops 210-212, 2/F, Hong Leong Plaza, 33 Lok Yip Road, Fanling, New Territories.

Subsidiary Name Change

On April 29, 2007, CPST’s wholly owned subsidiary, Bo Hai Wen Technology (Shenzhen) Co. Ltd, changed its name to Public Security Technology (PRC) Co., Ltd., or PST China. The purpose of this name change is to more accurately and vividly reflect the business and commercial objectives of PST China’s operations. Furthermore, management believes that the name change will provide PST China with a better corporate image and brand name for expansion of CPST's marketing network and business to other regions in China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

Dated: April 30, 2007	By:	/s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer